Exhibit 10.2

Promissory Note

Issue Date: November 29, 2024

$1,020,000 (Eight Percent (8%) Note)

1. General

(a) FOR VALUE RECEIVED, CISO Global, Inc. (the “Company”) promises to pay to the order of JC Associates, Inc. (the “Holder”) the principal sum of One Million Twenty Thousand Dollars ($1,020,000), in lawful currency of the United States (the “Principal Amount”) on November 29, 2025 (the “Maturity Date”), and to pay interest to the Holder on the aggregate outstanding Principal Amount at the rate of eight percent (8%) per annum. Interest shall be calculated on the basis of a 360-day year with 12, 30-day months, and shall accrue daily, commencing on the Issue Date, until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. The Company may not prepay any principal amount due under this Note without the consent of the Holder, which consent may be withheld or given in the Holder’s sole and absolute discretion.

(b) Should the note not be paid by the Maturity Date, the principal amount will increase by Twenty Percent (20%). Interest at the rate of eight percent (8%) shall continue to accrue.

(c) Payment of this Note shall be paid to the Holder by the Company by wire transfer in accordance with the wiring instructions set out by the Holder at time of payment (or such other instructions as the Holder may give the Company from time to time in accordance with Section 6) (or such other method as may be mutually agreed to by the Holder and the Company from time to time). The Company will withhold and remit any tax required to be withheld and remitted to U.S. and/or applicable foreign taxing authorities.

2. Event of Default

(a) For the purposes of this Note, the Company shall be in default upon the occurrence of any one or more of the following events (each such event being an “Event of Default”):

(i) default shall be made in the payment of any installment of principal or interest on this Note when due and the Company fails to cure such default within five (5) days after written notice of default is sent to the Company;

(ii) there is a material default by the Company in the observance or performance of any non-monetary representation, warranty, covenant or agreement contained herein or the Intellectual Property Purchase Agreement by and between the Company and the Holder, dated as of the date hereof (the “Purchase Agreement”), or in any other present or future agreement of any nature whatsoever between the Holder and the Company, and the Company fails to cure such default within thirty (30) days after written notice of default is sent to the Company (or within such other time period as may be therein specifically provided);

(iii) the Company shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek, consent to, or acquiesce in, the appointment of any trustee, receiver or liquidator of the Company or of all or substantially all of the assets of the Company (the “Assets”), or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(iv) a petition to a court of competent jurisdiction shall be filed for the entry of an order, judgment or decree approving a petition filed against the Company seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition shall remain unvacated or not removed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; or any trustee, receiver or liquidator of the Company or of all or any part of the Assets, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Company and such appointment shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive).

(b) If any Event of Default occurs, subject to any cure period, the full Principal Amount, together with interest and other amounts owing in respect thereof to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. From and after the date of acceleration, the applicable interest rate charged hereunder with respect to any unpaid principal, fees, expenses and interest shall be twenty-four percent (24%) per annum (the “Default Rate”) compounded monthly. Upon payment of the full Principal Amount, together with interest at the Default Rate and other amounts owing in respect thereof, in accordance herewith, this Note shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any declaration of acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 2 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. Notices

(a) Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, shall be in writing, sent by a nationally recognized overnight courier service or by electronic mail, addressed to the Company: CISO Global, Inc., Attn: David Jemmett, CEO, 6900 E. Camelback Road, Suite 900, Scottsdale, AZ 85251, Email: david.jemmett@ciso.inc. or such other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7. The address of the Holder is 8111 Preston Road, Suite 420, Dallas, TX 75225, Email: jfcrank@gmail.com.

(b) Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the Email or street address of the Holder appearing on page 1 of this Note (or such other address as the Holder may notify the Company of from time to time in accordance with this Section 6), or if no such email or street address appears, at the address of the Holder to which this Note was delivered.

(c) Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the address specified in this Section 6 prior to 5:30 p.m. (U.S. Eastern Time), with confirmation of receipt, (b) the date after the date of transmission, if such notice or communication is delivered via electronic mail at the Email address specified in this Section 6 later than 5:30 p.m. (U.S. Eastern Time) on any date and earlier than 11:59 p.m. (U.S. Eastern Time) on such date, with confirmation of receipt, (c) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

4. Definitions

(a) For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

(i) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day; and

(ii) “Person” means a corporation, an association, a partnership, limited liability company, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

5. Replacement of Note if Lost or Destroyed

If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the balance outstanding at such time with respect to the Principal Amount, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

6. Governing Law

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of Delaware, without regard to the principles of conflicts of law thereof. Any dispute arising under or in relation to this Note shall be resolved exclusively in the competent courts in Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

7. Attorneys’ Fees

If a legal proceeding shall be brought to recover any amount due under this Note, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Note, in addition to any other remedy available at law or in equity, the Holder shall be entitled to an award of its fees and costs (whether taxable or not), including, without limitation, expert witness fees, all litigation or dispute resolution related expenses, and reasonable attorneys’ fees incurred in connection with such action, which award shall be made by the court, not a jury.

8. Waivers

Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

9. Next Business Day

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

CISO Global, Inc.

By:
David Jemmett
Chief Executive Officer